                                                      REGISTRATION NO. 333-42391
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------
                                 PRE-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            EMPIRE OF CAROLINA, INC.

             (Exact name of registrant as specified in its charter)

              DELAWARE                                 3944                          13-2999480
  (State or other jurisdiction of          (Primary Standard Industrial           (I.R.S. Employer
   incorporation or organization)          Classification Code Number)         Identification Number)

                             5150 LINTON BOULEVARD
                          DELRAY BEACH, FLORIDA 33484
                                 (561) 498-4000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 STEVEN GELLER
                            CHIEF EXECUTIVE OFFICER
                            EMPIRE OF CAROLINA, INC.
                             5150 LINTON BOULEVARD
                          DELRAY BEACH, FLORIDA 33484
                                 (561) 498-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                               KENNETH G. KOLMIN
                         SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                               CHICAGO, IL 60606
                                 (312) 876-8000
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
          SECURITIES TO BE REGISTERED               BE REGISTERED          PER SHARE         OFFERING PRICE     REGISTRATION FEE(5)
Common Stock, $.10 par value...................   27,250,000(2)(3)       $1.5625(1)(4)         $42,578,125            $12,561
Series A Preferred Stock, $.01 par value.......       2,100,000            $12.50(4)           $26,250,000            $7,744
Common Stock Purchase Warrants.................      10,200,000             $1.375             $14,025,000            $4,138

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based on the closing sale price reported for the Common Stock on the American Stock Exchange on March 13, 1998 (the "Closing Price").

(2) Includes 16,800,000 shares of common stock issuable upon conversion of 2,100,000 shares of Series A convertible preferred stock, $.01 par value.

(3) Includes: (i) 10,000,000 shares of common stock issuable upon exercise of 10,000,000 warrants issued in connection with the sale of the Series A Preferred Stock at an exercise price of $1.375 per share and (ii) 200,000 shares of common stock issuable upon exercise of 200,000 warrants issued in connection with the settlement of fees owed to Gerald Klauer Mattison & Co. at an exercise price of $1.375 per share.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based on the number of shares of Common Stock into which a share of Series A Preferred Stock can be converted multiplied by the Closing Price.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based on the difference between the Closing Price and the exercise price of the Warrants.

(6) Of which a total of $25,628 has been paid on December 16, 1997.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 7, 1998
PROSPECTUS
                            EMPIRE OF CAROLINA, INC.

                         COMMON STOCK ($.10 PAR VALUE)
                            UP TO 27,250,000 SHARES

                   SERIES A PREFERRED STOCK ($.01 PAR VALUE)
                        UP TO 2,100,000 PREFERRED SHARES

                         COMMON STOCK PURCHASE WARRANTS
                            UP TO 10,200,000 SHARES

                             ---------------------

    This Prospectus relates to:

A. An aggregate of up to 27,250,000 shares (the "Resale Shares") of common stock, $.10 par value (the "Common Stock"), of Empire of Carolina, Inc., a Delaware corporation (the "Company"), issued or issuable from time to time by the Company. The following Resale Shares are being offered for sale from time to time by the selling shareholders named or to be named in this Prospectus (the "Selling Securityholders"):

    (i) up to 16,800,000 shares (the "Series A Conversion Shares") issuable upon the conversion or exchange of the Company's outstanding Series A convertible preferred stock, $.01 par value ("Series A Preferred Stock");

    (ii) up to 10,200,000 shares (the "Warrant Shares") issuable upon the exercise of warrants issued in connection with the Company's private placement of the Series A Preferred Stock in June and October of 1997 (the "Warrants"); and

   (iii) 250,000 outstanding shares of Common Stock (the "Buddy L Shares") issued in connection with the Company's settlement of certain rights and obligations owed to Smedley Industries, Inc. Liquidating Trust related to the Company's purchase of the toy-related Assets of Buddy L Inc. in 1995; and

B.  An aggregate of 2,100,000 of the Company's Series A Preferred Stock; and

C.  An aggregate of 10,200,000 of the Company's Warrants.

    If all of the Warrants are exercised, the Company would realize $14,025,000 in proceeds. See "Use of Proceeds." The Company will not receive any proceeds from any sale of Resale Shares by the Selling Securityholders. The Company has been advised by the Selling Securityholders that there are no underwriting arrangements with respect to the sale of Common Stock, that the Resale Shares may be offered hereby from time to time for the account of Selling Securityholders in transactions on The American Stock Exchange, in negotiated transactions or a combination of both at prices related to prevailing market prices, or at negotiated prices. See "Selling Securityholders" and "Plan of Distribution." The Company will pay the expenses in connection with the registration of the Resale Shares, the Series A Preferred Stock and the Warrants (collectively, the "Securities") (other than any underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors, if any, to the Selling Securityholders) estimated to be $186,943.

    The Common Stock is traded on the American Stock Exchange under the symbol "EMP." The Company has applied, and been approved, for listing of the Series A Preferred Stock and the Warrants on the American Stock Exchange under the proposed symbols of EMP.PRA and EMP.WS, respectively. On March 13, 1998, the closing sale price for the Common Stock on the American Stock Exchange was $1.5625 per share.

    THE SHARES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS APRIL 7, 1998

                               TABLE OF CONTENTS

                                                     PAGE
                                                     -----
Documents Incorporated by Reference.............           2
The Company.....................................           3
Recent Developments.............................           6
The Offering....................................           7
Risk Factors....................................           8
Use of Proceeds.................................          15
Capitalization..................................          16

                                                     PAGE
                                                     -----
Description of Securities.......................          16
Plan of Distribution............................          24
Selling Shareholders............................          27
Legal Matters...................................          44
Experts.........................................          44
Available Information...........................          44

    No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offerings described herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any offer, sale or exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs or operations of the Company since the date of this Prospectus, or that the information herein is correct as of any time subsequent to such date.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Prospectus:

    A. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     B. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, 1997 and September 30, 1997 (as amended by Forms 10-Q/A file on March 17, 1998);

     C. The Company's Current Reports on Form 8-K filed on March 24, May 5, May 6, May 8, June 30, September 2, September 11, September 15, October 10, and December 10, 1997, February 24, March 30 and March 31, 1998; and

    D. The Company's Form 14A filed on August 13, 1997.

    All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

    Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be modified or superseded for the purpose of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or replaces such statement.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to Secretary, Empire of Carolina, Inc., 5150 Linton Boulevard, Delray Beach, Florida 33484; telephone (561) 498-4000.

                                  THE COMPANY

    Empire designs, manufactures and markets a broad variety of toys and plastic decorative holiday products, including Big Wheel-Registered Trademark- ride-on products, outdoor activities and games such as Snow Works-TM- winter sleds and Water Works-TM- water slides and pools (including Crocodile
Mile-Registered Trademark- water slides), Buddy L-Registered Trademark-vehicles, Real Bugs-TM-, Grand Champions-TM- collectible horses and holiday products featuring plastic decorative holiday display items.

    Empire, whose predecessor entity was organized in 1939, has been a toy manufacturer for approximately 40 years. The Company's business experienced significant change in 1993 when substantial non-toy operations were sold. Following the divestitures of non-toy businesses, Empire's operations were focused on its toy business, including the Big Wheel-Registered Trademark-non-powered ride-on product line which has been sold throughout the United States since 1970, and its plastic decorative holiday products business. Since mid-1994 the Company has undergone changes of management, established a new business strategy, and effected two acquisitions which added established core toy product lines to the Company's business.

    In the third quarter of 1994, a group of stockholders of the Company, led by Steven Geller, the current Chief Executive Officer of the Company, acquired control of Empire as a base from which to build a diversified toy and plastic products manufacturing company. In October 1994, Empire acquired Marchon, Inc., a toy designer, marketer and manufacturer. Marchon's core toy products included Grand Champions-Registered Trademark- collectible horses and Crocodile Mile-Registered Trademark- water slides. Marchon had substantial experience at sourcing toy products in the Far East. In July 1995, Empire acquired the toy business and certain related liabilities of Buddy L Inc., one of the oldest toy brands in the United States whose core toy products included plastic and metal toy cars, trucks and other vehicles and battery-operated ride-ons.

    In June of 1996, the Company completed a secondary offering of 3,123,908 shares of Common Stock, at a price per share of $12.00. The total proceeds to the Company were equal to $15,624,000.

    The Company's 1996 operating results were negatively impacted by serious difficulties encountered at its Tarboro, NC plant. Increased seasonal demand in the face of transfers of production from former Buddy L facilities; delays in the startup of new or transferred production equipment; increased cost of outsourced production; difficulties created by the influx of Buddy L product and the training of new employees all led to the loss of production efficiency, product damage, and missed shipping deadlines which contributed to the Company's 1996 nonrecurring charges and net loss.

    During 1997, in response to the Company's financial needs, the Company issued a total of 2,100,000 shares of Series A Preferred Stock and 10,000,000 warrants in a private offering to certain accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended).

    On June 17, 1997, pursuant to the Securities Purchase Agreement dated as of May 5, 1997, as amended by Amendment No. 1 to the Securities Purchase Agreement, dated as of June 5, 1997, among the Company, HPA Associates, L.L.P. ("HPA") and EMP Associates, L.L.P. ("EMP"), the Company issued to HPA, EMP and other accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended)("Accredited Investors") 1,100,000 shares of the Company's Series A Preferred Stock, $.01 par value per share, and 5,000,000 warrants to purchase shares of the Company's Common Stock (the "Principal Investment"). On June 18, 1997, the Company issued to HPA and other Accredited Investors an additional 500,000 shares of the Series A Preferred Stock and an additional 2,500,000 warrants (the "Additional Investment", together with the Principal Investment, the "Initial Investment"). The investors in the Principal Investment and Additional Investment are collectively referred to herein as the "Purchasers". The total shares of Series A Preferred Stock issued to Purchasers in connection with the foregoing was 1,600,000 and the total number of warrants issued was 7,500,000. $5,000,000 of the Purchase Price was non-cash consideration represented by the conversion of $5 million of 12% bridge notes funded by HPA and EMP in May, 1997 in connection with the execution of the Securities Purchase Agreement.

    In connection with the Principal Investment, the Company's 9% convertible debentures issued to affiliates of Weiss, Peck & Greer in the original principal amount of $15 million were exchanged by the holders thereof for newly-issued shares of Series C Preferred Stock of the Company with an aggregate Stated Value (as defined in the Series C Preferred Stock Certificate of Designation) of $15 million. Such holders also released, among other things, their claims to accrued and unpaid interest, fees and expenses. Each share of Series C Preferred Stock is convertible at any time, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for each $2.00 of Stated Value of Series C Preferred Stock (subject to adjustment in certain circumstances). Except as otherwise expressly provided in the Charter or the By-laws of the Company, the Certificate of Designation relating to the Series C Preferred Stock, or as may otherwise be required by law, the Series C Stockholders, by virtue of their ownership thereof, have no voting rights.

    In addition, the successor to the seller under the Company's agreement to purchase the assets of Buddy L waived or released the claim to certain earn out, price protection and registration rights in exchange for: (i) $100,000 in cash;
(ii) 250,000 shares of Common Stock of the Company; (iii) a $2.5 million 9% note from the Company's major subsidiary, and guaranteed by the Company, providing for $625,000 principal payments on the first four anniversaries of the closing date of the Preferred Stock Investment (which note includes certain affirmative and negative covenants which could in certain circumstances permit the acceleration of payments with respect to such note); and (iv) certain other benefits, including registration rights.

    Also, the bank lenders under the Company's Credit Agreement were to have agreed to certain amendments to the Credit Agreement as a closing condition. This condition was waived by HPA. The Company's senior lenders agreed, however, to extend the May 31, 1997 deadline for receipt of $6 million of additional equity financing to June 30, 1997, which condition was satisfied upon the closing of the Principal Investment.

    The Company also adopted the First Amendment to its Stockholder Rights Agreement in order to facilitate the proposed investment by HPA, EMP and their respective affiliates. On June 12, 1997, the Company and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"), adopted the Second Amendment (the "Second Amendment") to the Rights Agreement dated as of September 11, 1996 (the "Rights Agreement") between the Company and the Rights Agent, as amended by the First Amendment thereto dated as of May 5, 1997. The Second Amendment, among other things, amends the definition of "Acquiring Person" in Section 1(a) of the Rights Agreement to base the 15% threshold specified therein on the aggregate number of "Fully-Diluted Common Shares" (as defined in the Second Amendment) of the Company.

    In early June 1997, notwithstanding the impending closing of the Initial Investment, the Company determined that it would, even following such closing, continue to need significant additional capital in order to fully fund its (i) marketing programs, (ii) new product development and (iii) certain advantageous capital improvements, which the Company believed were necessary if it was to achieve its desired business plan. Accordingly, the Company agreed to an amendment to the Securities Purchase Agreement pursuant to which, among other things, the Company agreed to issue and sell to HPA and other private investors an additional 500,000 shares of Series A Preferred Stock (initially convertible into 4 million shares of Common Stock) and 500,000 warrants to purchase shares of Common Stock at an initial exercise price of $1.375 per share, for aggregate gross consideration of $5,000,000 (the "Further Purchase"). In connection therewith, the Company agreed to issue to the placement agents and HPA warrants issuable to purchase an additional 2 million shares of Common Stock at an initial exercise price of $1.375 per share.

    Notwithstanding that the closing price of the Company's Common Stock on the American Stock Exchange as of June 6, 1997 (the date of the amendment of the Securities Purchase Agreement) was $2.3275 per share, the price per Unit of the Further Purchase was identical to the price per Unit paid by the Purchasers in connection with the Initial Investment.

    The Company agreed to make the below market sales as part of the Further Purchase because of the Company's significant and immediate need for additional capital, even though this transaction may not have been the least expensive way for the Company to raise funds. The Company determined that proceeding with HPA on the terms of the Further Purchase likely would provide an additional $4.6 million of needed capital expeditiously. Given the Company's recent capital-raising efforts, it determined that any efforts to seek out other sources of capital would be difficult and the negotiation and consummation of an alternative transaction likely would be costly both in terms of time and expenses. Accordingly, it was determined that proceeding with the Further Purchase on these terms, rather than seeking other sources of capital or attempting to negotiate more favorable terms, was in the Company's best interests, as it would be the most effective method of quickly providing the Company with capital that is necessary for it to pursue its desired business plan. Closing of the Further Purchase was conditioned upon, among other things, Stockholder approval of the Further Purchase and certain amendments to the Company's Certificate of Incorporation (the "Charter").

    On August 21, the Company issued 200,000 warrants to Gerard Klauer Mattison & Co., Inc. ("GKM") in connection with the Company's settlement of fees owed to GKM for services rendered with respect to certain financings and sales transactions (the "GKM Warrants"). On September 25, the Company held its annual meeting, and the stockholders voted to approve: (1) an amendment to the Company's Charter to increase the number of authorized shares of Common Stock from 30 million to 60 million in part to assure that the Company has available authorized shares of Common Stock to issue upon the conversion of preferred stock and the exercise of warrants and stock options to acquire Common Stock;
(2) that James Pinto serve as one of the two directors to be selected by the Series A Preferred Stockholders; (3) an amendment to its Charter to provide that its Board of Directors shall be comprised of a maximum of eight directors, as shall be determined by the Board of Directors from time to time, and to procure the parties to the Shareholders' Agreement to amend such agreement to effectuate such changes in the Charter.

    On October 10, 1997, the Further Purchase was consummated. The proceeds from the Further Purchase (which after the deduction of the placement agents' commission and offering expenses of approximately $350,000 were $4.6 million) were used for working capital purposes, including the repayment of existing trade indebtedness and short-term bank debt. The balance, if any, was used for general corporate purposes.

    The gross proceeds from the Initial Investment and the Further Purchase was $21 million, from which the Company received net proceeds of $18.7 million.

    On January 22, 1998, the holders of at least 75% of the Warrants voted to amend the Warrant Agreement to include (i) 2,500,000 additional Warrants pursuant to "Proposal 3" of the Company's 1997 proxy statement and (ii) to exchange the 200,000 GKM Warrants for 200,000 Warrants.

    The Company's net sales were $99.5 million, $148.9 million and $153.7 million, respectively, for the years ended December 31, 1997, 1996 and 1995. In 1997, the loss before interest and taxes and net loss were $13.7 million and $20.8 million, respectively. In 1996, the Company incurred a loss before interest and taxes of $47.3 million, which included nonrecurring and special charges of $21.0 million, yielding a net loss after interest and taxes of $46.2 million. For fiscal 1995, the loss before interest and taxes was $1.9 million, which included $7.6 million of special charges, yielding a net loss of $4.5 million.

    Empire of Carolina, Inc. was incorporated in Delaware in 1979. Unless the context indicates otherwise, all references to "Empire" or the "Company" refer to Empire of Carolina, Inc. and its subsidiaries. The Company's principal executive offices are located at 5150 Linton Boulevard, Delray Beach, Florida 33484, and its telephone number is (561) 498-4000.

                              RECENT DEVELOPMENTS

    The Company had positive operating cash flows during 1997 of $29,861,000, while also reducing accounts payable and other liabilities by $18,318,000. Net borrowings under bank lines were reduced by $42,614,000 from the December 31, 1996 level. These results were accomplished by converting accounts receivable and inventory into cash, as well as the receipt of an income tax refund during 1997 of $15,600,000. Margins have improved slightly from 1996 and manufacturing costs have been reduced. Factory operations have improved significantly since 1996, with a higher percentage of on time deliveries and a lower overhead structure.

    The net loss for 1997 was $21,130,000 as compared with a net loss of $46,201,000 for 1996. The Company's borrowing base has been reduced for several reasons: the elimination of unprofitable product lines, the elimination of unutilized assets, and the changing of manufacturing processes to reduce work in process inventory levels. Despite the improvements made during 1997, the Company continues to operate under tight cash constraints as it endeavors to pay down outstanding liabilities remaining from 1996, as well as operate under the reduced credit availability of its lending arrangements due to the reduction of its borrowing base. Effective March 30, 1998, the bank lenders under the Company's secured credit facility have agreed to certain amendments to the facility which provide additional availability during the Company's peak production periods, but which require that such additional funds be repaid by year end. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and notes to consolidated financial statements.

    On February 11, 1998, the Company signed a letter of intent to acquire all of the stock of Apple Sports, Inc. and Apple Golf Shoes, Inc. (the "Apple Companies"), manufacturers and distributors of golf equipment sold under license from Wilson Sporting Goods Co. for 5 million shares of the Company's common stock. The Apple Companies are located in Ronkonkoma, New York and they have manufactured and distributed Wilson-Registered Trademark- and Staff-Registered Trademark- golf shoes and other Wilson-Registered Trademark- accessories since 1986. In 1997, the Apple Companies had revenues in excess of $24 million.

    The proposed transaction is subject to a number of conditions, including satisfactory completion of due diligence, the negotiation and execution of a definitive agreement, and the approval by the Company's stockholders. The Company can give no assurance that the proposed transaction will be consummated, or, if consummated, that it will be on the terms and conditions described above.

                                  THE OFFERING

Common Stock outstanding as of March 13,
  1998(1)...................................  7,848,761 shares

SHARES OFFERED BY SELLING SECURITYHOLDERS:

Common Stock offered by the Selling
  Securityholders(1)........................  250,000 shares

Common Stock issued to date upon conversion
  of outstanding Series A Preferred Stock,
  exercise of 1997 Warrants.................  None.

Common Stock issuable upon conversion of the
  Series A Preferred Stock and to be resold
  by the Selling Securityholders(1).........  16,800,000 shares

Common Stock Issuable upon exercise of
  Warrants and to be resold by the Selling
  Securityholders(1)........................  10,200,000 shares

OTHER SECURITIES OFFERED BY SELLING SECURITYHOLDERS:

Series A Preferred Stock offered by the
  Selling Securityholders...................  2,100,000 preferred shares

Warrants offered by the Selling
  Securityholders...........................  10,200,000 warrants

OTHER:

Risk Factors................................  The Securities involve a high degree of risk.
                                              Investors should carefully consider the
                                              information set forth under "Risk Factors."

Proceeds to the Company if the Warrants are
  exercised in full.........................  $14,025,000

Use of Proceeds to the Company..............  To repay existing trade indebtedness, short term bank debt and for general corporate
                                              purposes. See "Use of Proceeds."

American Stock Exchange Symbol for Common
  Stock.....................................  EMP

American Stock Exchange Symbol for Series A
  Preferred Stock...........................  EMP.PRA

American Stock Exchange Symbol for
  Warrants..................................  EMP.WS

------------------------

(1) See "Selling Securityholders."

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. IN ADDITION, THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT) WHICH INVOLVE RISKS AND UNCERTAINTIES. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY:

    FINANCIAL CONDITION; CONTINUING LOSSES. The Company incurred a net loss of $21.1 million in 1997 and had negative operating cash flows of $19.6 million during 1996. In addition, the Company's Tarboro, North Carolina facility suffered significant manufacturing problems in 1996. However, Management believes it has taken significant corrective actions to improve operations and reduce the outflow of cash. There can be no assurances that those efforts will be successful. If the Company's efforts are not largely successful, the Company's operating cash flows and current lines of credit may be insufficient to fund continued operations. There can be no assurances that these efforts will be successful.

    As a result of the operating difficulties experienced by the Company, the report of the Company's independent public accountants, in connection with the audit of the Company's Consolidated Financial Statements as of December 31, 1997, includes an explanatory paragraph stating that the Company's substantial 1997 net loss and cash flow difficulties raise substantial doubt about the Company's ability to continue as a going concern. The 1997 Consolidated Financial Statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The 1997 Consolidated Financial Statements do not include adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities, that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to operate profitably under its restructured organization.

    ISSUANCE OF ADDITIONAL SHARES. In order to complete the transaction contemplated by the letter of intent between the Company and Apple Sports, Inc., the Company shall be required to issue a minimum of 5 million and up to 6.15 million shares of Common Stock as consideration for the stock of the Apple Companies. The issuance of these securities could adversely affect the market price of the Company's Common Stock, which in turn, could adversely affect the market value of the Series A Preferred Stock and Warrants. See "Recent Events".

    POSSIBLE FUTURE FINANCING NEEDS; USE OF PROCEEDS TO REPAY INDEBTEDNESS. The Company may require additional capital to finance continued operations after 1997. The Company's continued operations thereafter will depend upon revenues and operating cash flows, if any, and the availability of additional equity or debt financing. Furthermore, if the transaction contemplated by the letter of intent with Apple Sports, Inc. is consummated, and if the registration statement for the shares to be issued to the Apple shareholders is not effective within 90 days of the closing date, the Company may be required to repurchase up to 500,000 of the 5 million shares issued at a price per share of $2.00, for a total repurchase price of $1,000,000. In the event that the repurchase is required, the Company may require additional capital to finance the repurchase. The Company has no commitments for additional financing and there can be no assurance that the Company's operations will be profitable, that the Company will be able to generate levels of revenues and cash flows sufficient to fund operations and/or the above-mentioned repurchase, or, if necessary, that the Company will be able to obtain additional financing on satisfactory terms, if at all. In addition, the Company may choose to raise additional capital either through debt or equity financing prior to the date on which capital is required which may have a dilutive effect.

    LEVERAGE/RESTRICTIVE COVENANTS. The Company has significant debt service obligations. As of December 31, 1998, the Company had outstanding indebtedness of approximately $23.4 million. The degree to which the Company is leveraged could have important consequences to the holders of any of the

Securities, including the following: (i) the Company's ability to obtain additional financing for working capital or other purposes in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available for operations and capital expenditures; and
(iii) the Company may be more vulnerable to economic downturns or other adverse developments with respect to its business than certain less leveraged competitors and, thus, may be limited in its ability to withstand competitive pressures. In addition, borrowings under the Credit Agreement bear interest at fluctuating rates. Increases in interest rates on such borrowings would increase the Company's interest payment obligations and could adversely affect the amounts that would be available for payment of interest and principal on other indebtedness of the Company. The Company's ability to make scheduled payments of the principal of or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control.

    The Credit Agreement contains numerous financial and operating covenants including, among others, restrictions on the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, distributions and investments, and to sell or otherwise dispose of assets and merge or consolidate with another entity. The Credit Agreement also requires the Company to meet certain financial ratios and tests. If the Company fails to comply with the existing financial covenants, there can be no assurance that the Company's senior lenders will not declare an event of default under the Credit Agreement, that the Company would be able to arrange for any alternative financing, on terms acceptable to it, or in time to meet the Company's short-term liquidity requirements. If the Company cannot reach an agreement or arrange for alternative financing in a timely fashion on terms acceptable to it, the Company may be forced to cease operations, in which case purchasers of the Securities offered hereby would likely lose their entire investment. Even if the Company is able to obtain alternative financing, other indebtedness of the Company that may be incurred in the future could contain financial or other covenants more restrictive than those contained in the Credit Agreement.

    MANAGEMENT OF GROWTH; INTEGRATION OF ACQUISITIONS. The future success of the Company depends in large measure on the Company's ability to integrate the operations and financial and management information systems of the businesses it has acquired and may acquire in the future. In addition to the acquisitions of Marchon and substantially all of the toy business assets and the assumption of certain liabilities of Buddy L in July 1995, the Company may pursue the purchase of other toy and related businesses as part of its growth strategy. The process of integrating acquired businesses often involves unforeseen difficulties and may require a disproportionate amount of the Company's financial and other resources, including management time. The Company also intends to seek increased sales in markets outside of the United States as part of its growth strategy. Considering the Company's acquisitions and divestitures in recent years and its recent operating difficulties, the Company's historical financial results may not be indicative of its future performance. There can be no assurance that the Company will grow, be successful in identifying or consummating favorable acquisition opportunities, be effective in integrating recent or future acquisitions, be successful in increasing its sales in international markets, or that the Company will be effective in managing its growth, expanding its facilities and operations or in attracting and retaining qualified personnel. Any failure to effectively achieve or manage growth, manage its facilities and operations, or attract and retain qualified personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

    DEPENDENCE ON KEY PERSONNEL. The Company's operations and prospects are dependent in large part on the performance of its senior management team. No assurance can be given that the Company would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of the management team could have a material adverse effect on the Company's business, financial condition and results of operations. Further, substantially all of the senior management team that had been hired by the Company following the change of control in

July 1994 are no longer retained by the Company. To assist the Company in its ongoing turnaround efforts, the Company anticipates recruiting additional senior management personnel. There can be no assurance that the Company will be successful in attracting or retaining such additional management personnel. The Company's future success and plans for growth also depend on its ability to attract, train and retain skilled personnel in all areas of its business. There is strong competition for skilled personnel in the toy and decorative holiday product businesses. Furthermore, as part of the reduction of costs contemplated by the Securities Purchase Agreement, salaries of some personnel will be reduced. There can be no assurance that those persons will remain with the Company and if they should leave, that the Company will be successful in attracting replacement personnel. In May 1997, the Company replaced its chief financial officer. The success of the Company is dependent on the ability of the new CFO and other new management personnel to effectively integrate themselves into the Company's management structures and manage the Company. There can be no assurances that their efforts or methods will ultimately be successful or effective.

    MANUFACTURING. The Company's 1996 operating results were negatively and materially impacted by serious difficulties encountered at its Tarboro, North Carolina plant, which produces substantially all of the Company's domestically manufactured products. While management has implemented cost-cutting measures which it believes will significantly lower factory overhead and selling and administrative expenses, there can be no assurance that such measures will be successful or that the anticipated savings will be realized. The Company's business plan generally requires the plant to significantly increase production during the third and fourth quarters to meet peak seasonal demand, and there can be no assurance that such positive manufacturing variances will be realized at increased production levels or otherwise can be sustained in the future or that the Company will not experience material manufacturing difficulties in the future. The Company's future business plan contemplates significant additional cost-cutting measures.

    The Company owns only one manufacturing facility, and the Company's revenues are dependent in substantial part upon the continued operation of such facility. The operation of a manufacturing plant involves many risks, including power failures, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, natural disasters and the hazards associated with the use of chemicals. While the Company maintains insurance covering certain of such risks, there can be no assurance that the occurrence of these or any other operational problems at the Company's facility would not have a material adverse effect on the Company's business, financial condition and results of operations.

    DEPENDENCE ON MAJOR CUSTOMERS. Like other toy companies, the Company is dependent upon toy retailers and mass merchandisers to distribute its products. For the fiscal year ended December 31, 1998, approximately 60% of the Company's sales were to 3 customers. The Company does not have long-term contracts with its customers. The Company's major customers expressed varying degrees of concern about placing orders with the Company to be fulfilled in the last six months, because of concerns regarding the Company's financial viability. An adverse change in, or termination of, the Company's relationship with or the financial viability of one or more of its major customers could have a material adverse effect on the Company's business, financial condition and results of operations. In recent years, the retail toy industry has undergone significant consolidation. To the extent this consolidation continues, the Company's distribution base could shrink, thereby concentrating an even greater percentage of the Company's sales in a smaller number of retailers and enhancing the remaining toy retailers' ability to negotiate more favorable terms and prices from the Company.

    CONTINUED RECEIPT OF GOODS AND SERVICES FROM SUPPLIERS. Due to the Company's negative cash flow, it has not paid many of its suppliers of goods and services on a timely basis. In many cases, the Company has negotiated payment terms, in others, suppliers have not extended credit to the Company and, in others, suppliers have threatened or have brought legal actions against the Company. No assurance can be given that: suppliers will continue to supply goods and services to the Company as they have in the past, the Company will be able to replace any such suppliers, suppliers will grant credit to the Company on favorable terms (if at all) or that the Company will be able to settle successfully such legal actions or that suppliers will not be successful in any legal actions that they have or might institute against the Company.

    LICENSE AND ROYALTY OBLIGATIONS. Certain of the Company's product lines employ concepts or technologies created by outside designers. In addition, certain of the Company's products incorporate other intellectual property rights, such as characters or brand names, that are proprietary to third parties. In each instance, the Company typically enters into a license agreement to acquire the rights to the concepts, technologies or other rights for use with the Company's products. These license agreements typically provide for the retention of ownership of the technology, concepts or other intellectual property by the licensor and the payment of a royalty to the licensor. Such royalty payments generally are based on the net sales of the licensed product for the duration of the license and, depending on the revenues generated from the sale of the licensed product, may be substantial. In addition, such agreements often provide for an advance payment of royalties and may require the Company to guarantee payment of a minimum level of royalties that may exceed the actual royalties generated from net sales of the licensed product. Some of these agreements have fixed terms and may need to be renewed or renegotiated prior to their expiration in order for the Company to continue to sell the licensed product. Due to reduced operating cash flow and losses from operations, the Company has not paid some of its license and royalty obligations on a timely basis. This may have a negative impact on the Company's use of licensed intellectual property rights. The Company intends to continue to obtain third party licenses on a selective basis to deepen and expand its existing product lines and, to a lesser extent, to enter new product categories.

    CONSUMER PREFERENCES AND NEW PRODUCT INTRODUCTIONS. Consumer preferences in the toy industry are continuously changing and are difficult to predict. Relatively few products achieve market acceptance, and even when they do achieve commercial success, products often have short life cycles. There can be no assurance that (i) new products introduced by the Company will achieve any significant degree of market acceptance, (ii) acceptance, if achieved, will be sustained for any significant amount of time or (iii) such products' life cycles will be sufficient to permit the Company to recover development, manufacturing, marketing and other costs associated therewith. Failure of new product lines or product innovations to achieve or sustain market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations.

    COMPETITION. The Company operates in a highly competitive environment. The Company competes with several larger toy companies, such as Mattel, Inc. ("Mattel") and Hasbro, Inc. ("Hasbro"), and many smaller companies in the design and development of new toys, the procurement of licenses, the improvement and expansion of previously introduced products and product lines and the marketing and distribution of its products. Some of these companies have longer operating histories, broader product lines and substantially greater resources and advertising budgets than the Company. The ability to compete may be adversely impacted by the Company's lack of operating capital and losses from operations. In addition, it is common in the toy industry for companies to market products which are similar to products being successfully marketed by competitors. Further, the introduction of new products and product lines by the Company makes its operations susceptible to the risks associated with new products, such as production, distribution, and quality control problems and the need to gain customer acceptance.

    RAW MATERIAL PRICES. The principal raw materials in most of the Company's products are petrochemical resin derivatives such as polyethylene and high impact polystyrene. The prices for such raw materials are influenced by numerous factors beyond the control of the Company, including general economic conditions, competition, labor costs, import duties and other trade restrictions and currency exchange rates. Changing prices for such raw materials may cause the Company's results of operations to fluctuate significantly. A large, rapid increase in the price of raw materials could have a material adverse effect on the Company's operating margins unless and until the increased cost can be passed along to customers.

    INVENTORY MANAGEMENT. Each of the Company's top five customers uses, to some extent, inventory management systems which track sales of particular products and rely on reorders being rapidly filled by suppliers rather than on large inventories being maintained by retailers to meet consumer demand. Although these systems reduce a retailer's investment in inventory, they increase pressure on suppliers like the Company to fill orders promptly and shift a portion of the retailer's inventory risk onto the supplier. Production of excess products by the Company to meet anticipated retailer demand could result in markdowns and increased inventory carrying costs for the Company on even its most popular items. In addition, if the Company fails to anticipate the demand for products, it may be unable to provide adequate supplies of popular toys to retailers in a timely fashion, particularly during the Christmas season, and may consequently lose sales.

    FOREIGN SOURCING. Approximately 36% of the Company's net sales in the year ended December 31, 1997 were attributable to products manufactured for the Company by unaffiliated parties in the Far East, substantially all of whom are located in the People's Republic of China ("China"). The Company has not entered into long-term contracts with any of these manufacturers. Accordingly, the Company expects to continue to be dependent upon these sources for timely production and quality workmanship. Given the seasonal nature of the Company's business, any delay or quality control problems of such manufacturers, delay in product deliveries, delay in locating or providing new tooling to acceptable substitutes, or delay in increasing the production of alternative manufacturers could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, foreign operations are subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, labor strikes, the imposition of tariffs and import and export controls, changes in governmental policies, and fluctuations in currency exchange rates, the occurrence of any of which could have a material adverse effect on the Company's business, financial condition and results of operations. Changes in Chinese labor market conditions in recent years have made it more difficult for Hong Kong based manufacturers, and in particular toy manufacturers, to obtain the workforce necessary to meet aggressive seasonal production schedules. The Company is working with its manufacturers to ensure timely delivery of the Company's product. However, there can be no assurance that such manufacturers will be able to meet the Company's production schedules.

    The Company's foreign sourcing and contract manufacturing management office is located in Hong Kong, until recently a British Crown Colony. Consequently, the Company may be materially adversely affected by factors affecting Hong Kong's political situation and its economy or its international political and economic relations. On July 1, 1997, China assumed sovereignty over Hong Kong. There can be no assurance that China will continue to grant or renew or recognize existing licenses, or will continue to abide by the previously established policies, rules and regulations currently in effect. There can be no assurance as to the continued stability of political, economic, or commercial conditions in Hong Kong or that the Company's financial condition and results of operations will not be materially and adversely affected as a consequence of these events. In the event of any disruption or other political or economic change in Hong Kong or China affecting the Company's business, the Company may be required to seek alternate manufacturing sources. The Company currently does not have in place plans or arrangements for securing alternate manufacturing sources in the event that its present relationships with manufacturers prove impracticable to maintain, and there can be no assurance that there would be sufficient alternative facilities to meet the increased demand for production that would likely result from a disruption of manufacturing operations in China. Furthermore, such a shift to alternate facilities would likely result in increased manufacturing costs and could subject the Company's products to increased duties, tariffs or other restrictions.

    China currently enjoys "most favored nation" ("MFN") status under United States tariff laws, which provides the most favorable category of United States import duties. There has been, and continues to be, opposition to the extension of MFN status for China. The loss of MFN status for China would result in a substantial increase in the import duty of toy products (which vary depending on product category, and currently include duties of up to 70% for non-MFN countries) manufactured in China which would result in increased costs for the Company. Although the Company would attempt to mitigate this increased cost by shifting its productions to other countries and/or increasing prices, there can be no assurance that the Company would be able to do so or be successful in doing so in a timely manner.

    PRICE PROTECTION; TIMING OF PAYMENTS. Many companies in the toy industry discount prices of existing products, provide for certain advertising allowances and credits or give other sales incentives to customers. In addition, many toy companies lower the prices of their products to provide price adjustments (referred to as price protection) for retail inventories on hand at the time the price change occurs. There can be no assurance that the Company will not, as a result of competitive practices or otherwise, make such accommodations to a significant degree in the future. Any such accommodations by the Company in the future could have a material adverse effect on the Company's business, financial condition and results of operations. Further, like other toy manufacturers, a substantial portion of the Company's shipments of products is made on terms that permit payment more than 90 days after shipment of merchandise.

    PRODUCT LIABILITY AND REGULATION. Due to the nature of its business, the Company, at any particular time, is subject to a number of product liability claims for personal injuries allegedly relating to the Company's products. The Company has to date not incurred any material uninsured losses in defending or settling such claims. The Company's products are designed to meet applicable guidelines currently prescribed by the American Society of Testing and Materials and Underwriters Laboratory, voluntary regulatory associations, as well as requirements prescribed by the Consumer Product Safety Commission (the "CPSC"). However, sales of the Company's products have significantly increased since the 1994 change in control and several of the Company's products are new and, therefore, the potential claims relating to such products are difficult to predict. For the foregoing reasons, there can be no assurance that the Company will not be subject to material liabilities on account of product liability claims in the future.

    The Company assumes a self-insured retention limit and, to date, the Company has disposed of substantially all of its product liability claims on this basis. The Company does maintain insurance on an occurrence basis to provide excess coverage above the self-insured retention limit for each claim. There can be no assurance that the limits provided by the excess insurance will be sufficient to satisfy an adverse judgment in one or more large product liability suits or to satisfy all claims in the aggregate within a single policy period. Further, there can be no assurance that an insurer will be solvent at the time of settlement of an insured claim that exceeds the amount of any state guaranty fund, or that the Company will be able to obtain excess insurance at acceptable levels and costs in the future. Successful assertion against the Company of one or a series of claims that materially exceed the limits of any insurance coverage could have a material adverse effect on the Company's business, financial condition or results of operation.

    The Company's toys are subject to the provisions of the Consumer Product Safety Act, the Federal Hazardous Substances Act (including the Federal Child Protection and Toy Safety Act of 1969) and the Flammable Fabrics Act, and the regulations promulgated thereunder. The Consumer Product Safety Act and the Federal Hazardous Substances Act enable the CPSC to exclude from the market consumer products that fail to comply with applicable product safety regulations or otherwise create a substantial risk of injury and articles that contain excessive amounts of a banned hazardous substance. The Flammable Fabrics Act enables the CPSC to regulate and enforce flammability standards for fabrics used in consumer products. In addition, the Company may be required to give public notice of any hazardous or defective products and to repair, replace or repurchase any such products previously sold. The Company is also subject to various state, local and foreign laws designed to protect children from hazardous or potentially hazardous products. If any of the Company's products materially contributing to its dollar volume of sales was found to be hazardous to the public health and safety or to contain a defect which created a risk of injury to the public, the Company's business, financial condition and results of operations could be materially adversely affected.

    The CPSC has recently requested that the Company provide it with information regarding specified products. The Company does not believe that these products are defective, or that any repair, replacement or repurchase will be required. If, however, products contributing materially to the Company's dollar volume of sales were to require repair, replacement or repurchase, the Company's business, financial condition and results of operations could be materially adversely affected.

    The Company maintains a quality control program to comply with the various federal, state, local and international product safety requirements, as well as to maintain appropriate quality and reliability standards of its products.

    The Company uses paint and other raw materials classified as hazardous substances and generates waste in the manufacture of its products. The Company is subject to federal and state regulations in the emission, storage and disposal of such materials.

    SEASONALITY; QUARTERLY FLUCTUATIONS. The Company, like the toy and seasonal holiday industries in general, experiences a significant seasonal pattern in sales and net income due to the heavy demand for toys and holiday products during the Christmas season. During 1995, 1996 and 1997, 75%, 62% and 46%, respectively, of the Company's net sales were realized during the months of July through December. The Company expects that its business will continue to experience a significant seasonal pattern for the foreseeable future. Consequently, the last six months of the year have tended to generate greater sales than the rest of the year. The timing of large, initial orders from customers, fluctuations in demand from retailers during the peak selling season and weather patterns have also contributed to quarterly fluctuations. The seasonality of the Company's business requires funding of its working capital requirements to provide for increased inventory levels and trade accounts receivable prior to the Christmas season. To build its inventory in anticipation of the Christmas season, the Company manufactures products and pays its suppliers throughout the year, although a majority of the Company's shipments occur in the last five months of the year.

    ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF PRICE. The Company has applied for listing of the Series A Preferred Stock and the Warrants on the American Stock Exchange, and such securities have been approved for listing subject to this Registration Statement being declared effective by the Commission. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for such Securities, the ability of holders to sell their Securities, or at what price holders would be able to sell their Securities. If a trading market does not develop or is not maintained, holders of the Securities may experience difficulty in reselling the Securities or may be unable to sell them at all. Prices for the Securities will be determined by the marketplace and may be influenced by many factors, including the depth and liquidity of any market which develops, investor perception of the Company and general economic and market conditions. In addition, factors such as quarterly variations in the Company's financial results, announcements by the Company or others and developments affecting the Company could cause the market price of the Securities to fluctuate significantly. Securities markets have, on occasion, experienced extreme price and volume fluctuations which have often been unrelated to the operating performance of the affected companies. See "Description of the Securities--Series A Preferred Stock" and "Description of the Securities--Warrants".

    EFFECT OF CERTAIN CHARTER, BY-LAW AND STATUTORY PROVISIONS. Certain provisions of the Company's Charter and Amended and Restated By-laws (the "By-laws") could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial, in the short term, to the interests of the stockholders. The Company also is subject to provisions of Delaware corporation law that prohibit a publicly-held Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of the corporation's common stock (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Those provisions could discourage or make more difficult a merger, tender offer or similar transaction, even if favorable to the Company's stockholders.

    AUTHORIZED PREFERRED AND COMMON STOCK. Pursuant to the Charter, shares of preferred stock and Common Stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire, or effectively preventing a third party from acquiring, a majority of the outstanding voting stock of the Company.

    SHARES AVAILABLE FOR FUTURE ISSUANCE. As of the date of this Prospectus, there are 7,848,761 shares of Common Stock outstanding. In addition, a very substantial number of shares of Common Stock are issuable upon the exercise of outstanding options or warrants and the conversion of outstanding equity securities. See "Capitalization." Sales, or the possibility of sales, of Common Stock by the Company's existing stockholders, whether in connection with the exercise of registration rights or otherwise, could adversely affect the market price of the Company's Common Stock, which could, in turn, adversely affect the market value of the Series A Preferred Stock and the Warrants.

    RESTRICTIONS ON THE PAYMENT OF DIVIDENDS. The Series A Preferred Stock is not entitled to receive any dividends, except when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, dividends, distributions and offers of subscription, if any, equivalent (both in amount and kind) to the dividends and distributions paid to the holders of the number of shares of Common Stock into which the Series A Preferred Stock may be converted. The Company does not anticipate paying any cash dividends on its Common Stock or the Series A Preferred Stock in the foreseeable future. Any future dividend payments will depend upon the financial condition, funding requirements and earnings of the Company as well as other factors that the Board of Directors may deem relevant, including any contractual or statutory restrictions on the Company's ability to pay dividends.

YEAR 2000 COMPLIANCE

    The inability of computers, software and other equipment to recognize and properly process data fields containing a two digit year is commonly referred to as the Year 2000 Compliance issue. As in the case with most companies using computers, the Company is in the process of addressing the Year 2000 Compliance issue.

    Due to the operational problems experienced by the Company, the Company did not commit resources to address the Year 2000 issues until 1998. As a result, the Company has not quantified the potential cost of Year 2000 Compliance.

    The Company will utilize both internal and external resources to reprogram or replace and test all of its software for Year 2000 compliance. The potential costs and uncertainties associated with the Year 2000 issue will depend on a number of factors, including software modification costs, hardware costs, and the availability and cost of consultants.

    The Company also plans to communicate with customers, vendors and others to ensure that their systems are Year 2000 compliant. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material effect on the Company.

    FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE. This registration statement contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this document, the words "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions including those identified above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition to the other risk factors set forth above, among the key factors that may have a direct bearing on the Company's results are the Company's ability to manage inventory production and costs, to meet potential increases or decreases in demand, potential adverse customer impact due to delivery delays including effects on existing and future orders, competitive practices in the toy and decorative holiday products industries, changing consumer preferences and risks associated with consumer acceptance of new product introductions, potential increases in raw material prices, potential delays or production problems associated with foreign sourcing of production and the impact of pricing policies including providing discounts and allowances. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                USE OF PROCEEDS

    If all of the Warrants (with an exercise price of $1.375 per share) are exercised, the Company will realize proceeds in the amount of $14,025,000. Such proceeds will be contributed to the working capital of the Company and used for general corporate purposes. The Company will not receive any proceeds from any sale of the other Securities by the Selling Securityholders.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at December 31, 1997, as adjusted to reflect the effect of the assumed conversion of all Series A Preferred Stock into Common Stock, the assumed exercise of all Conversion Shares and Warrant Shares based on the assumptions indicated in the footnotes to the table below.

                                                                                          ADJMTS OF
                                                                              ACTUAL        ADDL.
                                                                             12/31/97     OFFERING     AS ADJUSTED
                                                                            ----------  -------------  -----------
Short-term debt...........................................................  $   16,988   $   (14,025)   $   2,963
Long-term debt............................................................       6,425                      6,425
                                                                            ----------  -------------  -----------
    Total debt............................................................      23,413       (14,025)       9,388
                                                                            ----------  -------------  -----------

Stockholders' Equity:
  Common stock, $.10 par value, 60,000,000 shares authorized; Issued and
    outstanding: 7,849,000................................................         785         2,700        3,485
  Preferred stock, $.01 par value, 5,000,000 shares authorized; Issued and outstanding: 2,100,000 shares of Series A convertible preferred stock
    and 1,461 shares of Series C convertible preferred stock..............          21           (21)           0
  Additional paid-in capital..............................................     109,282        11,346      120,628
  Deficit.................................................................     (94,635)                   (94,635)
                                                                            ----------  -------------  -----------
    Total stockholders' equity............................................      15,453        14,025       29,478
                                                                            ----------  -------------  -----------
      Total capitalization................................................  $   38,866   $         0    $  38,866
                                                                            ----------  -------------  -----------
                                                                            ----------  -------------  -----------

                         DESCRIPTION OF THE SECURITIES

    The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, issuable in series (the "Preferred Stock"). The Board of Directors has designated 2,100,000 shares of Preferred Stock as Series A Preferred Stock, and all of such shares of Series A Preferred Stock are outstanding as of the date of this Prospectus. As of March 13, 1998, there were 7,848,761 shares of Common Stock outstanding held of record by approximately 4,143 securityholders.

    The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's restated certificate of incorporation and by-laws, in each case as amended to date.

COMMON STOCK

    Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and to not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in this Offering will be, when issued and paid for, fully paid and nonassessable.

PREFERRED STOCK

    The Company's Charter provides that the Board of Directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future. The Company has no present plans to issue any additional shares of Preferred Stock.

THE SERIES A PREFERRED STOCK

    The following description of the Series A Preferred Stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's charter and the Certificate of Designation related to the Series A Preferred Stock, in each case as amended to date.

    The Board has designated 2,100,000 shares of Preferred Stock as Series A Preferred Stock, with a stated value per share (the "Stated Value") of $10, in order to consummate the transactions contemplated by that certain Securities Purchase Agreement among the Company, HPA Associates, LLC ("HPA") and EMP Associates, LLC ("EMP") dated May 5, 1997, as amended (the "Securities Purchase Agreement"). Each share of Series A Preferred Stock shall be convertible at any time, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for each $1.25 of Stated Value of Series A Preferred Stock, subject to adjustment as set forth in the Certificate of Designation relating to the Series A Preferred Stock (the "Certificate of Designation").

    In addition to any voting rights provided by law, the holders of Series A Preferred Stock (the "Series A Holders") shall have the following voting rights: so long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote at all meetings of the stockholders of the Company on any matter voted on by the holders of Common Stock (the "Common Holders"), together with the Common Holders and of all other securities entitled to vote with the Common Stock on such matter (the "Voting Securities"). With respect to any such vote, from and after the first date on which shares of the Series A Preferred Stock are issued (the "Issue Date"), each share of the Series A Preferred Stock shall be entitled to cast a number of votes equal to the number of shares of Common Stock into which a share of Series A Preferred Stock may then be converted in accordance with the Certificate of Designation.

    In addition to any class votes required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, create, increase the authorized or issued number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes or series of the Company's capital stock having rights senior or superior to (either as to dividends or upon distribution of assets, voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock, or class or series of stock that ranks on a parity with Series A Preferred Stock, or to increase the number of shares of Series A Preferred Stock that are authorized for issuance, or (ii) amend, alter or repeal any of the provisions of the Charter or the Certificate of Designation of the Series A Preferred Stock in a manner which would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holder thereof (provided, however, that, subject to (i) above, any increase in the amount of authorized capital stock or the creation and issuance of any capital stock ranking junior to the Series A Preferred Stock shall not be deemed materially and adversely to affect such rights, preferences or voting powers).

    Notwithstanding anything to the contrary contained in the Charter or By-laws, the Series A Holders shall have the right, voting separately as a class, to elect to the Board two directors of the Company and shall have the right to approve any expansion of the size of the Board beyond five.

    No dividends will accrue with respect to the Series A Preferred Stock. The Series A Holders will be entitled to receive, when, as and if declared by the Board, out of the assets of the Company legally available therefor, dividends, distributions and offers of subscription, if any, equivalent (both in amount and kind) to the dividends and distributions paid to the holders of the number of shares of Common Stock into which the Series A Preferred Stock may be converted.

    Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to holders of shares of stock ranking junior to the Series A Preferred Stock unless, prior thereto, the Series A Holders shall have received $10 per share, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. The Series A Preferred Stock ranks on a parity with the Company's Series C Preferred Stock with a Stated Value of no more than an aggregate of $15 million issued in accordance with the Securities Purchase Agreement (and senior to the shares of Series B Preferred Stock).

THE WARRANTS

    The following description of the Warrants does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the 1997 Warrants.

    Each Warrant entitled the holder thereof (the "Holder") to purchase, subject to the terms and conditions set forth in the Warrant, a fully paid and nonassessable share of Common Stock, at an exercise price of $1.375 per share subject to adjustment as provided in the Warrant (the "Purchase Price"), at any time or from time to time prior to 5:00 P.M., New York City time, on May 6, 2003 (the "Expiration Date").

    The Warrants may be exercised, in whole or in part, at any time or from time to time on or prior to the Expiration Date. As soon as practicable after surrender of the Warrants and receipt of payment, the Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. The exercise of a Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which the Warrant is surrendered to and the Purchase Price is received by the Company as provided in the Warrant (the "Exercise Date"), and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

    Notwithstanding the foregoing, at any time after May 5, 2000, the Closing Price of shares of Common Stock for a period of not less than 30 consecutive trading days is equal to or greater than the following "Trigger Prices" (subject to adjustment as set forth in the Warrant) for any of the following periods:

PERIOD                                                                            TRIGGER PRICE
--------------------------------------------------------------------------------  -------------
May 7, 2000 to May 6, 2001......................................................    $    6.25
May 7, 2001 to May 6, 2002......................................................    $    7.75
May 7, 2002 to February 28, 2003................................................    $    9.25

(each such event being referred to herein as the "Triggering Event"), the Company may elect to cancel all Warrants that have not been exercised and that remain outstanding on or prior to the date that is 45 days from the Triggering Event (the "Final Exercise Date"), without compensation to the Holders for their loss. To invoke such mandatory exercise mechanism, the Company shall provide written notice to each Holder of Warrants, which notice shall be mailed no later than the 35th day before the Final Exercise Date, by registered mail, return receipt requested, which notice shall (i) state that a Triggering Event has occurred and inform the Holders of Warrants that the Company has elected to cancel all Warrants that have not been exercised on or prior to the Final Exercise Date, (ii) set forth the Purchase Price then in effect and the number of shares of Common Stock that may be purchased upon exercise of the Warrants and (iii) inform the Holders that all Warrants that have not been exercised in compliance with its terms by the close of business on the Final Exercise Date shall automatically be canceled in accordance with the Warrants and that all rights of the Holders of such Warrants as Holders will cease with respect to such Warrants at such time. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such mandatory exercise except as to a Holder (a) to whom notice was not mailed or (b) whose notice was defective. Effective at 5:00 P.M. (New York City time) on the Final Exercise Date, all Warrants then outstanding shall be canceled and the Holders thereof shall have no further rights thereunder.

    If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (as defined in the Warrant) (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of a Warrant in accordance with the terms thereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of the Warrant if the Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of the 1997 Warrant.

    In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the Common Holders or to make any other distribution to the Common Holders (other than a regularly scheduled cash dividend), (b) to offer to the Common Holders rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrants, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company's stockholders, then, in each such case, the Company shall give to the Holder a written notice setting forth certain information regarding the proposed action, which notice shall be so given as promptly as possible but in any event at least 10 business days prior to the applicable record, determination or effective date specified in such notice.

    The Warrants do not entitle the Holders thereof to any voting rights or other rights as a stockholder of the Company. The Warrants and any term thereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holders of 75% of the Warrants given in writing upon at least 20 days' notice or at a meeting called for the purpose in accordance with the By-laws of the Company applicable to meetings of stockholders.

TERMS OF SERIES B PREFERRED STOCK

    The Board of Directors has designated two million shares of Preferred Stock as Series B Preferred Stock in connection with the adoption of the Stockholder Rights Agreement described below. Because of the nature of the Series B Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Series B Preferred Share purchasable upon exercise of each Right (as defined below) should approximate the value of one Common Share. Series B Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Series B Preferred Share will be entitled to the greater of (1) a preferential quarterly dividend payment of $1.00 per share, or (2) an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series B Preferred Shares will be entitled to a preferential liquidation payment of $100 per share, plus an amount equal to 100 times the aggregate amount to be distributed per share of common stock of 100 times the payment made per Common Share. Each Series B Preferred Share will have 100 votes, voting together with the Common Shares except as otherwise required by law. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Series B Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

STOCKHOLDER RIGHTS PLAN

    The Board of Directors adopted a Stockholder Rights Agreement in September 1996 and declared a dividend of one preferred share purchase right ("Right") on each outstanding share of the Company's Common Stock payable to stockholders of record as of the close of business on September 11, 1996 (the "Record Date"). Except as described below, each Right, when exercisable, entitles the holder thereof to purchase from the Company one one-hundredth of a share of Series B Preferred Stock of the Company at an exercise price of $40 per one one-hundredth of a Series B Preferred Share (the "Purchase Price"), subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent.

    Until the earlier to occur of (i) 10 days following a public announcement that a person or group has become an "Acquiring Person" (as defined below) or
(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group (other than certain exempt persons) becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by Common Share certificates.

    An "Acquiring Person" is a person or group of affiliated or associated persons who have acquired beneficial ownership of 15% or more of the Fully-Diluted outstanding Common Shares (as defined in the Second Amendment), other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas) L.P., Glenbrook Partners, L.P., Westpool Investment Trust plc, Steven E. Geller, and certain persons affiliated or associated with or related to the foregoing persons ("Exempt Persons"). The Stockholder Rights Agreement, as amended, also provides that HPA and EMP (collectively with HPA, the "Investors") and their respective affiliates are "Exempt Persons" from and after the execution of the Securities Purchase Agreement; provided that (A) if the Investors or their respective affiliates acquire beneficial ownership of any shares of Common Stock other than in a transaction with the Company or with the written consent of the Company from and after the execution of the Securities Purchase Agreement and prior to the consummation of the investment by the Investors contemplated by the Securities Purchase Agreement, then the Investors and their affiliates shall not be deemed to be "Exempt Persons" at any time after such acquisition of beneficial ownership, or (B) if the investment by the Investors contemplated by the Securities Purchase Agreement is not consummated, then the Investors and their respective affiliates shall not be deemed to be "Exempt Persons" at any time after the Securities Purchase Agreement terminates in accordance with its terms. Notwithstanding the foregoing, (i) no person shall become an Acquiring Person as the result of (A) an acquisition of Common Shares by the Company which increases the proportionate number of shares beneficially owned by such person and its affiliates and associates to 15% or more of the Common Shares or (B) the lapse, forfeiture, cancellation, termination or expiration without exercise or conversion into Common Shares of the Company of any stock option, warrant, convertible security or other right to acquire Common Shares; PROVIDED, HOWEVER, that if a person shall become the Beneficial Owner of 15% or more of the Fully-Diluted Common Shares of the Company by reason of share acquisitions by the Company or the lapse, forfeiture, cancellation, termination or expiration without exercise or conversion into Common Shares of any stock option, warrant, convertible security or other right to acquire Common Shares of the Company and shall, after such share acquisitions by the Company or such lapse, forfeiture, cancellation, termination or expiration, (A) acquire, in one or more transactions, beneficial ownership of an additional number of Common Shares which exceeds the LESSER of 10,000 Common Shares or 0.25% of the then-outstanding Common Shares and (B) beneficially owns after such acquisition 15% or more of the Fully-Diluted Common Shares of the Company at such time, then such person shall be deemed to be an Acquiring Person, and (ii) if the Board of Directors of the Company determines in good faith that a person who would otherwise be an Acquiring Person has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Common Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for any purposes of the Rights Agreement.

    The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on September 11, 2001 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, as described below.

    The Purchase Price payable, and the number of Series B Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series B Preferred Shares, (ii) upon the grant to holders of the Series B Preferred Shares of certain rights or warrants to subscribe for or purchase Series B Preferred Shares at a price, or securities convertible into Series B Preferred Shares with a conversion price, less than the then-current market price of the Series B Preferred Shares or (iii) upon the distribution to holders of the Series B Preferred Shares of evidences of indebtedness, assets or capital stock (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series B Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The Company will not be required to issue fractional Common Shares or Series B Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Series B Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash may be made based on the market price of the Common Shares or Series B Preferred Shares on the last trading day prior to the date of exercise.

    If any person or group becomes an Acquiring Person, then each holder of a Right (other than Rights beneficially owned by the Acquiring Person, any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, which will be void) will have the right to receive upon exercise of such Right that number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right.

    If at any time after the time that any person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, any Associate or Affiliate thereof, and certain transferees thereof, which will be void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

    At any time after the time that any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights beneficially owned by such person or group, any Associate or Affiliate thereof, and certain transferees thereof, which will be void), in whole or in part, at an exchange ratio of one Common Share or one one-hundredth of a Series B Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

    At any time prior to the time that any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"), which may (at the option of the Company) be paid in cash, Common Shares or other consideration deemed appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish; PROVIDED, HOWEVER, that no redemption will be permitted or required after the time that any person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

    The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may make the Rights redeemable if the Rights are not then redeemable in accordance with the terms of the Rights Agreement or may adversely affect the interests of the holders of the Rights.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

    The provisions of the Company's Charter, By-laws and Delaware statutory law described in this section may delay or make more difficult acquisitions or changes in control of the Company that are not approved by the Board of Directors.

    The Company is subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the Board of Directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

    As permitted by the DGCL, the Charter and By-laws provide that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director by reason of any act or omission occurring on ar after July 18, 1988, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director shall derive an improper personal benefit or (v) to any extent that such liability shall not be limited or eliminated by virtue of the provisions of Section 102(b)(7) of the DGCL or any successor thereof. In addition, the Charter provides that the Company shall, to the fullest extent authorized by the DGCL, as amended from time to time, indemnify and hold harmless all directors and officers against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification includes the right to be advanced funds from the Company for expenses incurred in defending any proceeding for which a right to indemnification is applicable.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    The Company's By-laws provide that special meetings of the stockholders may be called at any time by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the President, but may not be called by other persons.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock, the Series A Preferred Stock and the Warrants is American Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

    SALE BY THE SELLING SECURITYHOLDERS--COMMON STOCK. The Company issued the 250,000 Common Shares to Smedley Industries, Inc. Liquidating Trust on June 17, 1997. The Company will receive no proceeds from the resale of the Common Stock.

    SALE BY THE SELLING SECURITYHOLDERS--SERIES A PREFERRED STOCK AND SERIES A CONVERSION SHARES. Pursuant to the terms of the Initial Investment, Additional Investment and Further Purchase, the Company will issue the Conversion Shares upon the conversion from time to time of the 2,100,000 shares of Series A Preferred Stock presently outstanding by the holders thereof pursuant to the terms of the Series A Preferred Stock for no additional consideration. The Company will receive no proceeds from the resale of the Series A Preferred Stock or the Series A Conversion Shares.

    SALE BY THE SELLING SECURITYHOLDERS--WARRANTS AND WARRANT SHARES. Pursuant to the terms of the Initial Investment, Additional Investment and Further Purchase, the Company will issue Warrant Shares from time to time upon the exercise of the 1997 Warrants by the holders thereof at an exercise price of $1.375 per share. Certain triggering prices may result in the mandatory exercise/cancellation of the Warrants. Any Warrants not exercised before 5:00 PM on May 6, 2003 automatically will expire. The Company will receive from such holders the exercise price of the Warrants upon such exercise. The Company will not receive any of the proceeds from resales of the Warrants or the Warrant Shares. The Series A Preferred Stock and the Warrants were issued by the Company in private placements in June and October, 1997. 200,000 of the Warrants were issued in January 1998 by the Company in a settlement of fees owed by the Company for services rendered to GKM.

    The Selling Securityholders may sell all or a portion of the Securities offered hereby in accordance with the procedures set forth in this Prospectus from time to time while the Registration Statement of which this Prospectus is a party remains effective. The Company has been advised by the Selling Securityholders that the Securities may be sold on terms to be determined at the times of such sales through customary brokerage channels, negotiated transactions or a combination of these methods, at fixed prices that may be changed, at market prices then prevailing or at negotiated prices then obtainable. There is no assurance that the Selling Securityholders will sell any or all of the Securities offered pursuant to this Prospectus. Each of the Selling Securityholders reserves the right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of the Securities to be made directly or through agents. The Company will receive no portion of the proceeds from the sale of Securities offered hereby. The aggregate proceeds to the Selling Securityholders from the sale of the Securities offered by the Selling Securityholders hereby will be the purchase price of such Securities less any discounts or commissions.

    The Selling Securityholders, acting as principals for their own account, may sell Securities from time to time directly to purchasers or through agents, dealers or underwriters to be designated by the Selling Securityholders from time to time who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Securities for whom they may act as agent. The Selling Securityholders and any agents, broker-dealers or underwriters that participate with the Selling Securityholders in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by such broker-dealers, agents or underwriters and any profit on the resale of the Securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

    A Selling Securityholder may elect to engage a broker or dealer to effect sales of the Securities in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by a Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealers may agree with the Selling Securityholders to sell a specified number of such Securities at a stipulated price and, to the extent required, to fulfill the broker-dealer commitment to such Selling Securityholder. Broker-dealers who acquire Securities as principal may thereafter resell such Securities from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Securities commissions as described above.

    Selling Securityholders may also offer the Securities covered by this Prospectus under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 under the Securities Act. Selling Securityholders should seek advice from their own counsel with respect to the legal requirements for such sales.

    To comply with the securities laws of certain states if required, the Company shall use its best efforts to register or qualify the [Securities] under such other securities or "blue sky" laws of such jurisdictions as any Selling Securityholder reasonably requests in writing and to do any or all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the [Securities] owned by such Selling Securityholder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of the Company determines in good faith to be contrary to the best interest of the Company and its stockholders.

    Each of the Selling Securityholders has certain registration rights with respect to the Securities owned by such Selling Securityholder. The Company has filed the Registration Statement of which this Prospectus is a part pursuant to such registration rights.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to the Common Stock for a period of one business day prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may limit the timing of purchases and sales of the Securities by the Selling Securityholders.

    A supplement to this Prospectus will be filed, if required, pursuant to Rule 424 under the Securities Act disclosing (a) the name of the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and (e) other facts material to the transaction, including the name and other information regarding the Selling Shareholders.

    The Company will maintain the effectiveness of the Registration Statement so long as any Warrants remain outstanding and shall then terminate the effectiveness (except in the case of shares of Common Stock that are acquired upon the exercise of Warrants by an HPA Person ("HPA Party Common Stock")), PROVIDED THAT (i) the Company shall be entitled to remove from registration herein Warrants held by any person or any entity (other than HPA, Charles S. Holmes or James J. Pinto, or any direct or indirect transferee of Warrants from any of them in transactions not involving a public offering (an "HPA Person") who are affiliates of the Company) who have acquired such Warrants for consideration pursuant to a transaction covered by the registration provided herein and (ii) at any time after two years after the date of the issuance of the Warrants, so long as the Warrants are freely tradable under Rule 144 in the hands of any person or entity who is not an affiliate of the Company, (A) the Company shall be entitled to remove Warrants held by non-affiliates from registration herein, and (B) if no HPA Person remains an affiliate of the Company, or no HPA Person who is an affiliate of the Company owns more than 1% of the then outstanding Warrants, registration of the 1997 Warrants herein shall no longer be required. Registration may terminate with respect to HPA Party Common Stock when, and to the extent that, no HPA Person who remains an affiliate of the Company owns more than 1% of the then outstanding shares of Common Stock, or as agreed by the Company and the Selling Securityholders.

    The Company will maintain the effectiveness of the Registration Statement so long as any shares of Series A Preferred Stock and the Conversion Shares remain outstanding and shall then terminate (except in the case of shares of Common Stock into which Shares of Series A Preferred Stock may be converted pursuant to the Certificate of Designation for the Company's Series A Preferred Stock ("HPA Party Shares")), PROVIDED THAT (i) the Company shall be entitled to remove from registration herein Preferred Shares held by any person or entity (other than HPA Persons who are affiliates of the Company) who have acquired such Shares of Series A Preferred Stock or Conversion Shares for consideration pursuant to a transaction covered by the registration provided by herein, and (ii) at any time after two years after the date of the issuance of the Shares of Series A Preferred Stock, so long as the Shares of Series A Preferred Stock are freely tradable under Rule 144 in the hands of a person or entity who is not an affiliate of the Company, (A) the Company shall be entitled to remove such Securities held by non-affiliates from registration herein, and (B) if no HPA Person remains an affiliate of the Company, or no HPA Person who is an affiliate of the Company owns more than 1% of the then outstanding Shares of Series A Preferred Stock or Common Shares, registration of the Shares of Series A Preferred Stock or Conversion Shares (as applicable) shall no longer be required. Registration may terminate herein with respect to HPA Party Shares when, and to the extent that, no HPA Person who remains an affiliate of the Company owns more than 1% of the then outstanding Shares of Series A Preferred Stock or Conversion Shares.

                            SELLING SECURITYHOLDERS

    The following table sets forth certain information concerning those persons known to the Company, based on information known to the Company, contained in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of Common Stock, Series A Preferred Stock, and Warrants by each Selling
Securityholder:

                            SELLING SECURITYHOLDERS

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
EMP ASSOCIATES, LLC(1)
  Common Stock................................................            3,266,988                2,250,000
  Series A Preferred Stock....................................              250,000                  250,000
  Warrants....................................................            1,266,988                1,266,988

AQUAE SULIS INVESTMENT FUND LIMITED
  Common Stock................................................              135,000                  135,000
  Series A Preferred Stock....................................               15,000                   15,000
  Warrants....................................................               15,000                   15,000

ATLANTIC & OVERSEAS HOLDINGS LTD
  Common Stock................................................              225,000                  225,000
  Series A Preferred Stock....................................               25,000                   25,000
  Warrants....................................................               25,000                   25,000

CONTRARY FUND
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

MELANIE R. DACUS
  Common Stock................................................               85,500                   85,500
  Series A Preferred Stock....................................                9,500                    9,500
  Warrants....................................................                9,500                    9,500

LOUIS DE RICCO
  Common Stock................................................               31,500                   31,500
  Series A Preferred Stock....................................                3,500                    3,500
  Warrants....................................................                3,500                    3,500

THE HUMAYAN WAHEED MD PC PENSION
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

LITTLE WING LP
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
MEDUSA CAPITAL S.A.
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

CHARLES S. MEYER
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

GREGORY J. OSBORNE
  Common Stock................................................               40,500                   40,500
  Series A Preferred Stock....................................                4,500                    4,500
  Warrants....................................................                4,500                    4,500

JACOB MAY
  Common Stock................................................              270,000                  270,000
  Series A Preferred Stock....................................               30,000                   30,000
  Warrants....................................................               30,000                   30,000

ANDREW C. SIEGEL
  Common Stock................................................               67,500                   67,500
  Series A Preferred Stock....................................                7,500                    7,500
  Warrants....................................................                7,500                    7,500

FINDIM INVESTMENTS SA
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

FINDIM OVERSEAS LTD. #2
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

MELCHERS LTD. NV
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

PAOLO VERONESE
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

TRADEWINDS FUND LTD
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

KENNETH ALLEN
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
NICKY BORCEA, IRA ROLLOVER
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

TAI-SAN CHENG
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

FONTAINE R. AND FRANK A. CHRISTENSEN
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

KEVIN FLANDERS(2)
  Common Stock................................................               27,100                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

LUKE SCANLON
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

ANTHONY CIRILLO
  Common Stock................................................              112,500                  112,500
  Series A Preferred Stock....................................               12,500                   12,500
  Warrants....................................................               12,500                   12,500

JOHN ILLIBASSI FAMILY TRUST
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

JASTMAR ASSOCIATES
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

KENNETH R. KAFESAK
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

GARY F. LEXA
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

M. PERRY GRANT
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
WAYNE AND CAROLYN MCLAUGHLIN
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

JOHN C. AND KATHY E. MCNAY
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

JOHN P. O'SHEA
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

GEORGE MORDIGLIA IRA R/O DECD.
  Common Stock................................................              135,000                  135,000
  Series A Preferred Stock....................................               15,000                   15,000
  Warrants....................................................               15,000                   15,000

RHL ASSOCIATES, L.P.
  Common Stock................................................              135,000                  135,000
  Series A Preferred Stock....................................               15,000                   15,000
  Warrants....................................................               15,000                   15,000

JAY T. ROBLING
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

LANCE C. SENNING
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

MICHAEL SPADARO
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

ARTHUR STEINBERG, IRA ROLLOVER
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

LESLIE C. TAYLOR TRUST AGREEMENT
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

LLOYD W. AND MARY J. TAYLOR
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
HARVEY K. YEE
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

TIMOTHY MORAN(3)
  Common Stock................................................              450,000                  450,000
  Series A Preferred Stock....................................               50,000                   50,000
  Warrants....................................................               50,000                   50,000

MARK S. ROSE(4)
  Common Stock................................................              475,000                  450,000
  Series A Preferred Stock....................................               50,000                   50,000
  Warrants....................................................               50,000                   50,000

FREEBURN VENTURES LTD
  Common Stock................................................              450,000                  450,000
  Series A Preferred Stock....................................               50,000                   50,000
  Warrants....................................................               50,000                   50,000

WILLIAM FORMAN
  Common Stock................................................              450,000                  450,000
  Series A Preferred Stock....................................               50,000                   50,000
  Warrants....................................................               50,000                   50,000

RICHARD L. AND EILEEN A. BAZELON
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

RICHARD G. DAVID
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

RONALD A. AND BARBARA KOPLOW
  Common Stock................................................               49,500                   49,500
  Series A Preferred Stock....................................                5,500                    5,500
  Warrants....................................................                5,500                    5,500

VENOGOPAL K. MENON
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

JULIO NOVOGRODZKI
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

LEONARD M. SCHILLER
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
SUZANNE SCHILLER
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

SCHNEIDER FUEL & OIL, INC. PENSION PLAN
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

EDWARD T. SCHNEIDER
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

TOWN & COUNTRY OIL CORP PENSION PLAN & TRUST
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

THEODORE AND ELIZABETH S. STERN(5)
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

THEODORE STERN SEP IRA ("TS SEP IRA")
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

ANDREW A. STERN & JOANNE M. GOLD
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

JO-BAR ENTERPRISES, L.L.C.
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

JOYCE N. WESTMORELAND
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

KENNETH R. FALCHUK
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

ZACHARY GOMES
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
DANIEL R. LEE
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

PATRICK H. MILLER JR.
  Common Stock................................................              270,000                  270,000
  Series A Preferred Stock....................................               30,000                   30,000
  Warrants....................................................               30,000                   30,000

ALEXANDER B. MILLER
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

RONALD MILLER
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

ALBERT J. MILLER & HELEN K. MILLER FAMILY TRUST
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

FREDERICK J. OSWALD
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

J.F. SHEA CO., INC. AS NOMINEE 1997-25
  Common Stock................................................            1,800,000                1,800,000
  Series A Preferred Stock....................................              200,000                  200,000
  Warrants....................................................              200,000                  200,000

J. MICHAEL WOLFE
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

PRO SERIES RACING, INC.
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

BILL AND PAMELA T. HICKEY
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

AEGIS PENSION PLAN
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
W. SAM CHANDOHA(6)
  Common Stock................................................              100,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

JOHN J. DORAN(7)
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

HARVEY AND FRANCES FELDSCHREIBER
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

PHILLIP T. GEORGE
  Common Stock................................................              225,000                  225,000
  Series A Preferred Stock....................................               25,000                   25,000
  Warrants....................................................               25,000                   25,000

PHILLIP D. GUNN & CO., INC.
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

J. PETER & CAREN W. KLINE(8)
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

JAMES H. LYNCH, JR.
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

SANFORD AND MYRA KIRSCHENBAUM(9)
  Common Stock................................................              180,500                  180,000
  Series A Preferred Stock....................................               16,000                   16,000
  Warrants....................................................               16,000                   16,000

SANFORD KIRSCHENBAUM & CO. CPA, PA
  Common Stock................................................               18,000                   18,000
  Series A Preferred Stock....................................                2,000                    2,000
  Warrants....................................................                2,000                    2,000

MKS' OMO CONTRACTING INC.
  Common Stock................................................               18,500                   18,000
  Series A Preferred Stock....................................                2,000                    2,000
  Warrants....................................................                2,000                    2,000

LENORE H. SCHUPAK(10)
  Common Stock................................................              212,500                  202,500
  Series A Preferred Stock....................................               22,500                   22,500
  Warrants....................................................               22,500                   22,500

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
SINTRA FUND, LTD.(11)
  Common Stock................................................              250,000                  225,000
  Series A Preferred Stock....................................               25,000                   25,000
  Warrants....................................................               25,000                   25,000

SJG MANAGEMENT, INC.
  Common Stock................................................              112,500                  112,500
  Series A Preferred Stock....................................               12,500                   12,500
  Warrants....................................................               12,500                   12,500

YAIR TALMI
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

PAUL AND BERNADETTE TORRE(12)
  Common Stock................................................               48,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

WORLDWIDE FABRICS, L.P.
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

DONNA DE VARONA(13)
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

FAISAL FINANCE (SWITZERLAND) S.A.
  Common Stock................................................              270,000                  270,000
  Series A Preferred Stock....................................               30,000                   30,000
  Warrants....................................................               30,000                   30,000

WILLIAM JOE AND ANN STREET JACKSON
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

KEVIN L. JACKSON
  Common Stock................................................               11,250                   11,250
  Series A Preferred Stock....................................                1,250                    1,250
  Warrants....................................................                1,250                    1,250

JOHN SHAW
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

JOSHUA AND RANDI GOTTLIEB
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
DAVID H. ZISES
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

WILFRED AND MARGARET HUSE
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

CHARLES S. HOLMES(14)
  Common Stock................................................            3,893,752                3,843,752
  Series A Preferred Stock....................................              135,000                  135,000
  Warrants....................................................            2,763,752                2,763,752

JAMES J. PINTO(15)
  Common Stock................................................            3,568,752                3,568,752
  Series A Preferred Stock....................................               34,500                   34,500
  Warrants....................................................            2,613,252                2,613,252

CHURCHILL ASS. L.P.
  Common Stock................................................              117,000                  117,000
  Series A Preferred Stock....................................               13,000                   13,000
  Warrants....................................................               13,000                   13,000

TELCOM PARTNERS, L.P.
  Common Stock................................................              562,500                  562,500
  Series A Preferred Stock....................................               62,500                   62,500
  Warrants....................................................               62,500                   62,500

BERNARD KIRSNER TRUST
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

BRUCE CORBIN
  Common Stock................................................               10,000                   10,000
  Series A Preferred Stock....................................                1,000                    1,000
  Warrants....................................................                1,000                    1,000

DR. RICHARD CORBIN
  Common Stock................................................               13,500                   13,500
  Series A Preferred Stock....................................                1,500                    1,500
  Warrants....................................................                1,500                    1,500

CHARLES E. BRADLEY
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

CHARLES LEITHAUSER
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
CLAUDIA ROUHANA
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

WILLIAM J. ROUHANA, JR.
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

DAVID MORLEY
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

DAVID S. LAWI
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

PAUL W. PERKINS
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

DR. PAUL D. GOLDENHEIM
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

ESTELLE K. MEISLICH
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

GARO A. PARTOYAN
  Common Stock................................................               33,750                   33,750
  Series A Preferred Stock....................................                3,750                    3,750
  Warrants....................................................                3,750                    3,750

GERALD B. JONES
  Common Stock................................................               90,000                   90,000
  Series A Preferred Stock....................................               10,000                   10,000
  Warrants....................................................               10,000                   10,000

H. EUGENE GRAVES
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

HARE & CO. AS CUSTODIAN FOR ROYAL BANK OF CANADA
  Common Stock................................................              360,000                  360,000
  Series A Preferred Stock....................................               40,000                   40,000
  Warrants....................................................               40,000                   40,000

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
HARVEY & DOROTHY CAMPBELL
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

J. DAVID SHAPIRO
  Common Stock................................................                9,000                    9,000
  Series A Preferred Stock....................................                1,000                    1,000
  Warrants....................................................                1,000                    1,000

JONATHAN COHEN & NANCY SHAPIRO
  Common Stock................................................                9,000                    9,000
  Series A Preferred Stock....................................                1,000                    1,000
  Warrants....................................................                1,000                    1,000

J.A. CARDWELL
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

J.A. CARDWELL, JR.
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

JOHN PICCOLO
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

JOHN T. AND JOANNE M. STANNER
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

NEAL HOLTVOGT
  Common Stock................................................               18,000                   18,000
  Series A Preferred Stock....................................                2,000                    2,000
  Warrants....................................................                2,000                    2,000

RICHARD & LYNNE MARIE PALMER
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

ROBERT A. SIMMS
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

WALTER INGSTRUP
  Common Stock................................................               11,250                   11,250
  Series A Preferred Stock....................................                1,250                    1,250
  Warrants....................................................                1,250                    1,250

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
WILLIAM H. LENNON
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

WILLIAM & BARBARA SCHOEN
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

ANDRE W. ISELI
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

CONZETT EUROPA--INVEST
  Common Stock................................................              450,000                  450,000
  Series A Preferred Stock....................................               50,000                   50,000
  Warrants....................................................               50,000                   50,000

CSP TRUST
  Common Stock................................................              112,500                  112,500
  Series A Preferred Stock....................................               12,500                   12,500
  Warrants....................................................               12,500                   12,500

FIDUCIE DESJARDINS A/C 744766-7-59
  Common Stock................................................              180,000                  180,000
  Series A Preferred Stock....................................               20,000                   20,000
  Warrants....................................................               20,000                   20,000

FIDUCIE DESJARDINS A/C 900595-0-59
  Common Stock................................................               45,000                   45,000
  Series A Preferred Stock....................................                5,000                    5,000
  Warrants....................................................                5,000                    5,000

GEORGE L. SMITH
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

GOLDSTEIN FAMILY LOVING TRUST
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

HOWARD BERNSTEIN
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

STEPHEN T. SKOLY, JR.
  Common Stock................................................               22,500                   22,500
  Series A Preferred Stock....................................                2,500                    2,500
  Warrants....................................................                2,500                    2,500

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
THOMAS E. MCLAIN PC EMPLOYEE RETIREMENT TRUST(16)
  Common Stock................................................               67,250                   67,250
  Series A Preferred Stock....................................                7,500                    7,500
  Warrants....................................................                7,500                    7,500

WALTER F. TOOMBS
  Common Stock................................................               49,500                   49,500
  Series A Preferred Stock....................................                5,500                    5,500
  Warrants....................................................                5,500                    5,500

FERDINAND F. ANDERSON, JR.
  Common Stock................................................               11,250                   11,250
  Series A Preferred Stock....................................                1,250                    1,250
  Warrants....................................................                1,250                    1,250

COMMONWEALTH ASSOCIATES, INC.(17)
  Common Stock................................................              759,100                  759,100
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................              759,100                  759,100

MICHAEL S. FALK
  Common Stock................................................              336,476                  336,476
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................              336,476                  336,476

KEITH ROSENBLOOM
  Common Stock................................................               87,973                   87,973
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               87,973                   87,973

ERIC RAND
  Common Stock................................................               48,571                   48,571
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               48,571                   48,571

ROBERT O'SULLIVAN
  Common Stock................................................               43,986                   43,986
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               43,986                   43,986

CORNELIA ELDRIDGE
  Common Stock................................................               30,000                   30,000
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               30,000                   30,000

ROBERT BEURET
  Common Stock................................................               26,857                   26,857
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               26,857                   26,857

VINCENT LABARBARA
  Common Stock................................................               20,250                   20,250
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               20,250                   20,250

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
STEPHEN LABARBARA
  Common Stock................................................                6,661                    6,661
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                6,661                    6,661

BASIL ASOUITTO
  Common Stock................................................               14,286                   14,286
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               14,286                   14,286

JOSEPH P. WYNNE
  Common Stock................................................               14,286                   14,286
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               14,286                   14,286

MICHAEL R. LYALL(18)
  Common Stock................................................               14,286                   14,286
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................               14,286                   14,286

JAMES WALKER
  Common Stock................................................                9,500                    9,500
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                9,500                    9,500

MICHAEL VOLPE
  Common Stock................................................                6,661                    6,661
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                6,661                    6,661

ANTHONY GIARDINA
  Common Stock................................................                5,357                    5,357
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                5,357                    5,357

DAVID STEIN
  Common Stock................................................                3,750                    3,750
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                3,750                    3,750

RONALD MOSCHETTA
  Common Stock................................................                3,571                    3,571
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                3,571                    3,571

ERIC RUBENSTEIN
  Common Stock................................................                3,571                    3,571
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                3,571                    3,571

TRAVIS BROCK
  Common Stock................................................                3,500                    3,500
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                3,500                    3,500

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
ROBERT NASS
  Common Stock................................................                1,786                    1,786
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                1,786                    1,786

MARK DANIELI
  Common Stock................................................                1,786                    1,786
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                1,786                    1,786

CRAIG LEPPLA
  Common Stock................................................                1,786                    1,786
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                1,786                    1,786

RICHARD GALTERIO
  Common Stock................................................                1,500                    1,500
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                1,500                    1,500

MARIO MARSILLO, JR.
  Common Stock................................................                1,500                    1,500
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                1,500                    1,500

DAVID WYNN
  Common Stock................................................                1,500                    1,500
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                1,500                    1,500

MICHAEL SCALFANI
  Common Stock................................................                1,500                    1,500
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                1,500                    1,500

PELLINORE SECURITIES CORP.(19)
  Common Stock................................................              112,754                  112,754
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................              112,754                  112,754

AXIOM CAPITAL MANAGEMENT, INC.(20)
  Common Stock................................................              112,754                  112,754
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................              112,754                  112,754

SMEDLEY LIQUIDATING TRUST, INC.(21)
  Common Stock................................................              250,000                  250,000
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................                    0                        0

                                                                 SECURITIES BENEFICIALLY
                                                                          OWNED               SECURITIES TO BE
SELLING SECURITYHOLDER                                            PRIOR TO THE OFFERING*           SOLD**
--------------------------------------------------------------  --------------------------  ---------------------
GERARD KLAUER MATTISON & CO. ("GKM")(22)
  Common Stock................................................              200,000                  200,000
  Series A Preferred Stock....................................                    0                        0
  Warrants....................................................              200,000                  200,000

------------------------

   * For Common Stock, includes (a) all shares of Common Stock outstanding owned by the applicable person, (b) all shares of Common Stock acquirable upon conversion or exercise of the Warrants and the Series A Preferred Stock owned by the applicable person and (c) any shares of Common Stock otherwise acquired by the applicable person at any time from January 1 until March 1, 1997. For Series A Preferred Stock, includes the number of shares of Series A Preferred Stock outstanding. For Warrants, equals the number of shares of Common Stock acquirable upon the exercise of the Warrants.

  ** Except as otherwise indicated, all Selling Securityholders will hold less than one percent (1%) of the Securities after the Offering.

 (1) The shares of common stock owned by EMP will, following conclusion of the Offering (but assuming none of the warrants or shares of Series A Preferred is exercised or converted), constitute 13% of the outstanding shares. Assuming all Warrants and Series A Preferred are exercised or converted, the shares would constitute 9% of the outstanding shares of common stock. See "Recent Developments" regarding certain recent transactions involving EMP and the Company.

 (2) Assuming none of the shares are sold, Kevin Flanders will beneficially own 4,600 shares of common stock after the Offering.

 (3) Timothy Moran also owns 250,000 options to purchase Common Stock at $2.00 per share that are exercisable as follows: 83,000 options are exercisable on May 13, 1998, 83,000 options are exercisable on May 13, 1999, and 84,000 options are exercisable on May 13, 2000. Mr. Moran will continue to own these options after the completion of the Offering. Mr. Moran is also the President and Chief Operating Officer of the Company.

 (4) Assuming the shares are not sold, Mark S. Rose will beneficially own 25,000 shares of Common Stock after the Offering.

 (5) Mr. Stern is also the beneficial owner of the shares and warrants to be offered by TS SEP IRA. Hence, these amounts include the Stern TS SEP IRA securities.

 (6) Shareholder Communication Corporation, a company of which W. Sam Chandoha is a principal, acted as a proxy solicitor for the Company and received a fee of $7,500, plus reimbursement of reasonable and actual expenses up to $5,000. Assuming the shares are not sold, W. Sam Chandoha will beneficially own 10,000 shares of Common Stock after the Offering.

 (7) John Doran became a director of the Company on November 13, 1997.

 (8) Caren Kline's sister is married to James J. Pinto, who is a director of the Company.

 (9) Sanford Kirschenbaum is also the beneficial owner of the shares and warrants owned by Sanford Kirschenbaum & Co. CPA, PA and MKS' OMO Contracting Inc. ("MKS") corporations, in which he is a principal. MKS will still beneficially own 500 shares of Common Stock after the Offering. These amounts include the other Kirschenbaum holdings.

 (10) Lenore H. Schupak will beneficially own 10,000 shares of Common Stock after the Offering. She also owns 5,000 options (1/3 of which shall be exercisable the earlier of the anniversary of the grant date or the date of the Shareholders Annual Meeting for each of the three years following the original grant date. Lenore Schupak has also been a director of the Company from May, 1997 to the present.

 (11) Sintra Fund will beneficially own 25,000 shares of Common Stock after the Offering.

 (12) Paul and Bernadette Torre will beneficially own 3,000 shares of Common Stock after the Offering.

 (13) Donna De Varona's brother-in-law is James Pinto, who is a director of the Company.

 (14) This figure includes 50,000 shares of Common Stock owned by Mr. Holmes' daughter, which are not issued in this Offering. Mr. Holmes is the Chairman of the Board of Directors of the Company, as well as a partner in HPA Associates.

 (15) James J. Pinto is a director of the Company and is a partner with Charles Holmes in HPA. Moreover, Mr. Pinto is also the beneficial owner of the securities held of record by Telcom Partners L.P. and Churchill Associates, L.P., of which he is the General Partner for both entities.

 (16) Celeste Pinto McKain, a Trustee of the Retirement Trust, is the sister of James Pinto, who is a director of the Company.

 (17) Commonwealth Associates, Inc. was a placement agent in the June 18, 1997 Offering.

 (18) Michael R. Lyall is the Managing Director of Commonwealth Associates. See "Recent Developments".

 (19) Pellinore Securities Corporation was a placement agent in the June 18, 1997 Offering.

 (20) Axiom Capital Management, Inc. was a placement agent in the June 18, 1997 Offering. Upon registration of the securities, Axiom may sell securities in the open market from time to time.

 (21) See "Recent Developments" for discussion of transaction in which these shares were acquired.

 (22) GKM acquired the Warrants in exchange for the performance of brokerage and related services in connection with the financing transactions described in "Recent Developments".

                                 LEGAL MATTERS

    The validity of the Common Stock, Series A Preferred Stock and Warrants offered hereby will be passed upon for the Company by Sonnenschein Nath & Rosenthal, Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, (which reports express an unqualified opinion and include an explanatory paragraph as to an uncertainty regarding the Company's ability to continue as a going concern), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by rules of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete. With respect to each such contract or other document filed as a part of or otherwise incorporated in the Registration Statement, reference is made to the exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, including the schedules and exhibits thereto, as well as such reports, proxy statements and other information filed by the Company can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices maintained by the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Website at http://www.sec.gov that contains electronically filed reports, proxy and information statements and other information regarding the Company. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock Series A Preferred Stock & Warrant are listed on the American Stock Exchange and copies of such materials may also be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this Registration Statement.

Securities and Exchange Commission registration fee...............  $  24,443
                                                                    ---------
American Stock Exchange Listing Fee...............................  $  37,500
Accounting Fees and Expenses......................................  $  10,000
Printing and Engraving Expenses...................................  $  15,000
Legal Fees and Expenses...........................................  $ 100,000*
Blue Sky Fees and Expenses........................................  $       0
Miscellaneous.....................................................  $       0
                                                                    ---------
    Total.........................................................  $ 186,943
                                                                    ---------
                                                                    ---------

------------------------

* Also includes legal fees and expenses incurred in connection with the listing of the Securities on the American Stock Exchange.

    The foregoing items, except for the Securities and Exchange Commission fee, are estimated. All expenses will be borne by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("DGCL"), INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of the Company provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under
Section 145.

    The Charter provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or
(iv) for any transaction from which the director derived an improper personal benefit. Reference is made to the Company's Charter and By-laws filed as Exhibits 3.1 and 3.2 hereto, respectively.

    The Company maintains directors' and officers' liability insurance policies covering certain liabilities of persons serving as officers and directors and providing reimbursement to the Company for its indemnification of such persons.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

EXHIBIT
NO.    DESCRIPTION
------ --------------------------------------------------------------------------
  3.1  Restated Certificate of Incorporation of the Company(1)
  3.2  First Amendment to Restated Certificate of Incorporation of the Company(2)
  3.3  Amended and Restated By-laws of the Company(3)
  4.1  Form of Warrant Certificate to purchase common stock of the company, issued May 6, 1997(4)
  4.2  Amendment to the Warrant Agreement dated as of May 6, 1997 by and among the Company, HPA Associates, LLC and EMP Associates LLC.
  4.3  Securities Purchase Agreement dated as of May 5, 1997 among the company,
         HPA Associates, LLC and EMP Associates LLC(5)
  4.4  Amendment No. 1 dated as of June 5, 1997 to Securities Purchase Agreement dated as of May 5, 1997 among the Company, HPA Associates, LLC and EMP
         Associates LLC(6)
  4.5  Certificate of Designation relating to Series A Preferred Stock(7)
  4.6  Warrant Agreement dated as of June 17, 1997 between the Company and the holders from time to time of the Warrants(8)
  4.7  Buddy L Settlement Agreement, dated as of June 17, 1997 between the
         Company and Smedley Industries, Inc. Liquidating Trust ("SLT").(9)
  4.8  Letter of the Company to Pellinore Securities Corp., Axiom Capital
         Management, Inc. and Commonwealth Associates, Inc. regarding the registration rights provisions affecting the Series A Preferred
         Stock.(10)
  4.9  Buddy L Registration Rights Agreement dated as of June 17, 1997 between the Company and SLT.(11)
  4.10 WPG Registration Rights Agreement dated as of June 17, 1997 among the
         Company and WPG Corporate Development Associates IV, L.P., WPG Corporate
         Development Associates IV (Overseas), Ltd., Weiss, Peck & Crear, as
         trustee under Craig Whiting IRA, Peter B. Pfister, Weiss, Peck & Greer
         as Trustee under Nora Kerppola IRA, Westpool Investment Trust, PLC,
         Eugene M. Matalene, Jr., Richard Bochman, and Glenbrook Partners, L.P.
         (collectively the "WPG Affiliated Entities").(12)

EXHIBIT
NO.    DESCRIPTION
------ --------------------------------------------------------------------------
  4.11 WPG Release Agreement dated as of June 17, 1997 between the Company and the WPG Affiliated Entities.(13)
  4.12 First Amendment dated January 22, 1998 to the Warrant Agreement dated June
         17, 1997 between Empire of Carolina Inc. and the holders from time to time of the Warrants.(14)
  4.13 Agreement dated as of March 13, 1998 among the Company, Empire Industries,
         Inc. and Smedley Liquidating Trust, Inc.
  5.1  Opinion of Sonnenschein Nath & Rosenthal dated as of April 7, 1998.
 23.1  Deloitte & Touche LLP issued a letter dated as of April 3, 1998
 24.1  Power of attorney(15)

------------------------

 (1) Previously filed as an exhibit to the Company's Current report on Form 10-Q dated as of September 30, 1997, and incorporated herein by reference.

 (2) Previously filed as an exhibit to the Company's Current report on Form 10-Q dated as of September 30, 1997, and incorporated herein by reference.

 (3) Previously filed as an exhibit to Amendment No. 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

 (4) Previously filed as an exhibit to the Company's Current Report 8-K dated as of August 25, 1997, and incorporated herein by reference.

 (5) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 25, 1997, and incorporated herein by reference.

 (6) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 25, 1997, and incorporated herein by reference.

 (7) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 25, 1997, and incorporated herein by reference.

 (8) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 30, 1997.

 (9) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 17, 1997 and incorporated by reference.

 (10) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 17, 1997 and incorporated by reference.

 (11) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 17, 1997 and incorporated by reference.

 (12) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 17, 1997 and incorporated by reference.

 (13) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated June 17, 1997 and incorporated by reference.

 (14) Previously filed as an exhibit to the Company's Current Report on Form 8-K, dated March 31, 1998 and incorporated by reference.

 (15) See Part II, page 5.

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for and has duly caused this Amended Registration Statement to be filed on its behalf by the undersigned, thereunto duly authorized in Delray Beach, Florida on April 7, 1998.

                                EMPIRE OF CAROLINA, INC.

                                By:            /s/ CHARLES S. HOLMES
                                     ------------------------------------------
                                                 Charles S. Holmes
                                         CHAIRMAN OF THE BOARD OF DIRECTORS

                        POWER OF ATTORNEY AND SIGNATURES

    We, the undersigned officers and directors of Empire of Carolina, Inc., hereby severally constitute and appoint Charles S. Holmes, Steven Geller and Lawrence Geller, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Empire of Carolina, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ CHARLES S. HOLMES
------------------------------                                 April 7, 1998
      Charles S. Holmes         Chairman of the Board of
                                  Directors

      /s/ STEVEN GELLER
------------------------------                                 April 7, 1998
        Steven Geller           Chief Executive Officer
                                  (Principal Executive
                                  Officer), Director

      /s/ WILLIAM CRAIG
------------------------------                                 April 7, 1998
        William Craig           Executive Vice
                                  President--Finance and
                                  Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

 /s/ FREDERICK W. ROSENBAUER,
             JR.
------------------------------                                 April 7, 1998
 Frederick W. Rosenbauer, Jr.   Director

       /s/ JAMES PINTO
------------------------------                                 April 7, 1998
         James Pinto            Director

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ LENORE SCHUPAK
------------------------------                                 April 7, 1998
        Lenore Schupak          Director

        /s/ JOHN DORAN
------------------------------                                 April 7, 1998
          John Doran            Director